Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-33583, 333-40866, 333-91714, 333-101137 and 333-108474 on Form S-8’s of our report dated March 29, 2004, relating to the financial statements and financial statement schedule of Nanometrics Incorporated for the year ended January 3, 2004 appearing in this Annual Report on Form 10-K of Nanometrics Incorporated for the year ended December 31, 2005.

Deloitte & Touche LLP

San Jose, California

March 23, 2006